EXHIBIT 32.1

                   Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                            As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report of Cedara Software Corp. (the "Company") on Form 20-F for the year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Abe Schwartz, as Chief Executive Officer of the Company, and Fraser Sinclair, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Abe Schwartz
--------------------------
Abe Schwartz
Chief Executive Officer
October 21, 2003

/s/ Fraser Sinclair
--------------------------
Fraser Sinclair
Chief Financial Officer
October 21, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.